Exhibit 2.1

SECOND AMENDMENT TO

BUSINESS COMBINATON AGREEMENT

This Second Amendment to the Business Combination Agreement (this “Amendment”) is made as of this 31 day of December 2024, by and among Pyrophyte Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Sio Silica Corporation, an Alberta corporation (the “Company”), Snowbank NewCo Alberta ULC, an Alberta unlimited liability corporation (“NewCo”), and Sio Silica Incorporated, an Alberta corporation (“Sio NewCo” and, together with SPAC, the Company, and NewCo, collectively, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the BCA (as defined below).

WITNESSETH:

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated November 13, 2023 (the “BCA”), that provides for, among other things, an arrangement under section 193 of the Business Corporation Act (Alberta) pursuant to which, by means of the Arrangement, Sio NewCo and SPAC will amalgamate (the “SPAC Amalgamation”) at the SPAC Amalgamation Effective Time, with Sio NewCo continuing as the surviving company after the SPAC Amalgamation, followed by an amalgamation of the Company and NewCo (the “Company Amalgamation”) at the Company Amalgamation Effective Time, with the Company continuing as the surviving company after the Company Amalgamation.

WHEREAS, clause (b) of Section 8.01 of the BCA provides that either the Company or SPAC may terminate the BCA if the Company Amalgamation Effective Time shall not have occurred prior to the Outside Date;

WHEREAS, the Parties entered into the First Amendment (the “First Amendment”) to the BCA on the 12th of November, 2024 to extend the Outside Date to December 31, 2024; and

WHEREAS, the Parties wish to amend the BCA to further extend the Outside Date; and

WHEREAS, Section 8.04 of the BCA provides that the BCA may be amended by an instrument in writing signed by each of the Parties at any time prior to the Company Amalgamation Effective Time.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, being all of the parties to the BCA, hereby agree as follows:

1. Amendment to the BCA. Effective as of the date of this Amendment:

a. Section 8.01(b) of the BCA is amended and restated in its entirety as provided below:

“(b) by either SPAC or the Company if the Company Amalgamation Effective Time shall not have occurred prior to April 30, 2025 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 8.01(b) by or on behalf of any Party that either directly or indirectly through its Affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VII on or prior to the Outside Date, provided further, however, that, in the event that the SEC has not declared effective under the Securities Act the Registration Statement by the date which is sixty (60) days prior to the Outside Date, then either the Company or SPAC may extend the Outside Date for an additional sixty-five (65) days by written notice to the other Party (email sufficient);”

2. No Other Amendments. Except as specifically deemed amended as set forth herein, the BCA shall remain in full force and effect in accordance with its terms. The amendments provided in this Amendment shall be applicable solely with respect to those matters expressly provided herein and no other amendments, waivers or consents may be construed or implied. The BCA, the First Amendment, this Amendment, and the Ancillary Agreements constitute the entire agreement among the Parties, and merge and supersede, except as set forth in Section 6.03(b) of the BCA, all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof.

3. Counterparts. This BCA may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4.  Miscellaneous. The provisions of Section 8.04 (Amendment), Section 8.05 (Waiver), Section 9.01 (Notices), Section 9.03 (Severability), Section 9.04 (Assignment), Section 9.06 (Governing Law), Section 9.07 (Waiver of Jury Trial), Section 9.10 (Specific Performance) and Section 9.11 (Non-Recourse) of the BCA shall apply to this Amendment mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

PYROPHYTE ACQUISITION CORP.

By:	/s/ Sten L. Gustafson
Name:	Sten L Gustafson
Title:	Chief Financial Officer

SIO SILICA CORPORATION

By:	/s/ Feisal Somji
Name:	Feisal Somji
Title:	President and CEO

SNOWBANK NEWCO ALBERTA ULC

By:	/s/ Sten L. Gustafson
Name:	Sten L. Gustafson
Title:	Director

SIO SILICA INCORPORATED

By:	/s/ Feisal Somji
Name:	Feisal Somji
Title:	President and CEO

[Signature Page to First Amendment to Business Combination Agreement]